UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Accelerate Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

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ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

February 11, 2016

To the Stockholders of Accelerate Diagnostics, Inc.:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), has unanimously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), have executed an Action by Written Consent of Stockholders approving, an amendment (the “Amendment”) to our Certificate of Incorporation (the “Certificate of Incorporation”) to (i) increase the total number of authorized shares of the Company’s capital stock to 80,000,000 shares and (ii) increase the number of authorized shares of Common Stock to 75,000,000 shares. Previously, the Certificate of Incorporation authorized the Company to issue 60,000,000 shares of capital stock, including 55,000,000 shares of Common Stock.

The accompanying Information Statement, which describes the Amendment in more detail and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. This Notice and the accompanying Information Statement also serve as notice pursuant to Section 228(e) of the Delaware General Corporation Law and the Exchange Act of the approval by less than the unanimous written consent of the stockholders of the Company with respect to the proposed Amendment. Under the Delaware General Corporation Law, stockholder action may be taken by written consent without a meeting of stockholders. The Action by Written Consent of Stockholders referenced above, which was executed and delivered to the Company on December 29, 2015 by holders of 29,052,635 shares of our Common Stock (representing approximately 56.8% of the 51,173,423 shares of Common Stock outstanding as of such date), was sufficient to approve the proposed Amendment. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days following the mailing of the accompanying Information Statement to our stockholders. This Information Statement will first be mailed to stockholders on or about February 19, 2016.

Your consent regarding the proposed Amendment is not required and is not being solicited in connection with this corporate action. We are not asking you for a proxy and you are requested not to send us a proxy. The accompanying Information Statement is provided solely for your information.

By order of the Board of Directors,

/s/ Lawrence Mehren
Lawrence Mehren
President and Chief Executive Officer

ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

INFORMATION STATEMENT

THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT WILL FIRST BE MAILED TO

STOCKHOLDERS ON OR ABOUT FEBRUARY 19, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS INFORMATION STATEMENT: THE INFORMATION STATEMENT IS AVAILABLE AT

https://materials.proxyvote.com/00430H

Accelerate Diagnostics, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our Board of Directors (the “Board”) has unanimously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), have executed an Action by Written Consent of Stockholders approving, an amendment (the “Amendment”) to our Certificate of Incorporation (the “Certificate of Incorporation”) to (i) increase the total number of authorized shares of the Company’s capital stock to 80,000,000 shares and (ii) increase the number of authorized shares of Common Stock to 75,000,000 shares. Previously, the Certificate of Incorporation authorized the Company to issue 60,000,000 shares of capital stock, including 55,000,000 shares of Common Stock. No vote or other action is requested or required on your part.

QUESTIONS AND ANSWERS REGARDING THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Q1:	What corporate actions were approved by the Action by Written Consent of the Stockholders?

A1:

Pursuant to the Action by Written Consent of Stockholders, holders of a majority of the outstanding shares of our Common Stock approved the Amendment described above, which will (i) increase the total number of authorized shares of the Company’s capital stock to 80,000,000 shares and (ii) increase the number of authorized shares of Common Stock to 75,000,000 shares. Previously, the Certificate of Incorporation authorized the Company to issue 60,000,000 shares of capital stock, including 55,000,000 shares of Common Stock. A copy of the Action by Written Consent of Stockholders is attached as Annex A to this Information Statement and incorporated herein by reference.

Q2:	Why is the Company increasing the number of shares of Common Stock that it is authorized to issue?

A2:

The Board believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and will provide the Company with available shares that may be issued for various corporate purposes, including equity financings, acquisitions, stock dividends, stock options and warrants. The Board also believes that the increase in the number of authorized shares of Common Stock will enable the Company to benefit from market conditions and any favorable financing opportunities in the future without further delay and expense to the Company. The issuance of additional shares of Common Stock in the future may have the effect of diluting earnings or loss per share, as well as the ownership and voting rights of the holders of our then-outstanding Common Stock. In addition, while the increase in the authorized number of shares of Common Stock is not designed to deter or prevent a change of control, under some circumstances we could use the additional authorized shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, issuing those shares in private placements to purchasers who might side with our Board in opposing a hostile takeover bid.

Q3:	How many shares of Common Stock were voted in favor of the Amendment?

A3:

The approval of the Amendment required the written consent of the holders of at least a majority of the outstanding shares of our Common Stock. Each share of our Common Stock is entitled to one vote in connection with the Amendment. The Action by Written Consent of Stockholders referenced above, which was executed and delivered to the Company on December 29, 2015 by holders of 29,052,635 shares of our Common Stock (representing approximately 56.8% of the 51,173,423 shares of Common Stock outstanding as of such date), was sufficient to approve the proposed Amendment. Consequently, no additional votes are required to approve the Amendment. The following stockholders executed the Action by Written Consent:

The John Patience Trust Dated 7/23/1993 (4,069,311 shares)

Patience Enterprises LP (2,071,162 shares)

Ventana Charitable Foundation (264,706 shares)

John Patience Defined Benefit Pension Plan (29,411 shares)

Schuler Grandchildren LLC (689,355 shares)

Schuler GC 2010 Continuation Trust (689,355 shares)

Jack W. Schuler Living Trust (11,231,179 shares)

Schuler Family Foundation (635,722 shares)

MAB, LLC (1,576,792 shares)

Lawrence Mehren (500 shares)

Birchview Fund, LLC (110,235 shares)

Matthew W. Strobeck (2,045,560 shares)

Oracle Ten Fund Master, L.P. (694,968 shares)

Oracle Investment Management, Inc. Employees’ Retirement Plan (63,836 shares)

Oracle Partners, LP (4,119,050 shares)

Oracle Institutional Partners, LP (676,011 shares)

The Feinberg Family Foundation (11,703 shares)

Larry Feinberg (73,079 shares)

Steve Reichling (700 shares)

All such stockholders (or the beneficial owners of the shares held by such stockholders) are listed below in the “Security Ownership of Certain Beneficial Owners and Management” section of this Information Statement.

Q4:	Why is the Company amending its Certificate of Incorporation through stockholder action by written consent in lieu of holding a meeting of our stockholders?

A4:

Under the Delaware General Corporation Law, the Company’s stockholders may take action by written consent in lieu of holding a meeting. To avoid the significant time and expense associated with calling and holding a special meeting of the Company’s stockholders, the stockholders listed above (which held a sufficient number of shares of outstanding Common Stock to approve the Amendment without requiring the Company to solicit its proxy, or the proxy of any other stockholder) determined to take action by written consent. Therefore, the Company is not required to solicit the vote or consent of any stockholders to effect the Amendment. However, the Company is obligated by the Delaware General Corporation Law and federal securities laws to provide this Information Statement to you in connection with the Amendment.

Q5:	Has the Board approved the Amendment?

A5:	Yes. On December 11, 2015, the Board unanimously approved the Amendment, declared its advisability, and recommended that our stockholders approve the Amendment.

Q6:	When will the Amendment be effective?

A6:

The Amendment will become effective filing with the Secretary of State of the State of Delaware. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, such filing will not occur until at least 20 calendar days following the mailing of this Information Statement to our stockholders. The Company currently anticipates that the Amendment will be filed and take effect on or about March 10, 2016.

Q7:	Can I dissent or exercise appraisal rights in connection with the Amendment?

A7:

Pursuant to the Delaware General Corporation Law, our stockholders are not entitled to exercise appraisal or other dissenters’ rights in connection with the Amendment or the other matters described in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 28, 2015 of (i) each named executive officer and each director of the Company, (ii) all named executive officers and directors as a group, and (iii) each person known to the Company to be the beneficial owner of more than five percent (5%) of our Common Stock. We deem shares of our Common Stock that may be acquired by an individual or group within 60 days of December 28, 2015, pursuant to the exercise of options or warrants or conversion of convertible securities, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or group shown in the table. Percentage of ownership is based on 51,173,423 shares of Common Stock outstanding on December 28, 2015. The information as to beneficial ownership was either (y) furnished to us by or on behalf of the persons named or (z) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our Common Stock. Unless otherwise indicated, the business address of each person listed is c/o Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percentage of Class
Named Executive Officers and Directors:
Lawrence Mehren (1)	3,977,021	7.4%
John Patience (2)	6,500,070	12.7%
Jack Schuler (3)	13,311,091	26.0%
Matthew W. Strobeck, Ph.D. (4)	2,221,275	4.3%
Frank J.M. ten Brink (5)	128,885	*
Steven Reichling (6)	153,528	*
Mark C. Miller (7)	63,365	*
Pete Bantock (8)	108,173	*

All named executive officers and directors as a group (8 persons)	26,463,408	48.8%

Beneficial Owners of 5% of Common Stock:
Larry Feinberg (9)(11)	5,638,647	11.0%
Oracle Associates, LLC (10)(11)	4,795,061	9.4%
Oracle Partners, LP (11)	4,119,050	8.0%

*	Represents less than one percent (1%) of our issued and outstanding Common Stock.
(1)

Mr. Mehren is a director of the Company and is the Company’s President and Chief Executive Officer. Amount includes 1,874,132 shares issuable to him upon the exercise of stock options that are vested or vest within 60 days of the date hereof and 500 shares directly owned by him. Amount also includes 1,576,792 shares and warrants to purchase an additional 525,597 shares held by MAB, LLC. Mr. Mehren disclaims beneficial ownership of these securities (other than those owned directly by him) except to the extent of his pecuniary interest therein.

(2)

Mr. Patience is the Chairman of the Board. Amount includes 4,069,311 shares held by the John Patience Trust dated 7/23/1993, 2,071,162 shares held by Patience Enterprises LP, 29,411 shares held by the John Patience Defined Benefit Pension and 264,706 held by Ventana Charitable Trust. Mr. Patience disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount also includes options to purchase 65,480 shares of Common Stock that are vested or will vest within 60 days.

(3)

Mr. Schuler is a director of the Company. Amount includes 689,355 shares held by Schuler Grandchildren LLC (Mr. Schuler has sole voting and dispositive power with respect to such shares in his capacity as manager of the entity); 689,355 shares held by Schuler GC 2010 Continuation Trust (Mr. Schuler has shared voting and dispositive power with respect to such shares in his capacity as the grantor of the trust);

11,231,179 shares held by the Jack W. Schuler Living Trust (Mr. Schuler has sole voting and dispositive power with respect to such shares in his capacity as trustee of the trust), and 635,722 shares held by Schuler Family Foundation (Mr. Schuler has sole voting and dispositive power with respect to such shares in his capacity as President of the entity). Mr. Schuler disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount also includes options to purchase 65,480 shares of Common Stock that are vested or will vest within 60 days.
(4)

Dr. Strobeck is a director of the Company. Amount includes 110,235 shares held by Birchview Fund LLC as well as 2,045,560 shares owned directly by him. Amount also includes options to purchase 65,480 shares of Common Stock that are vested or will vest within 60 days.

(5)	Mr. ten Brink is a director of the Company. Amount includes options to purchase 119,085 shares of Common Stock that are vested or will vest within 60 days as well as 9,800 shares owned by him.
(6)

Mr. Reichling is the Company’s Chief Financial Officer. Amount includes options to purchase 152,828 shares of Common Stock that are vested or will vest within 60 days as well as 700 shares owned by him.

(7)	Mr. Miller is a director of the Company. Amount includes options to purchase 63,365 shares of Common Stock that are vested or will vest within 60 days.
(8)	Mr. Bantock is the Company’s Chief Commercial Officer. Amount includes options to purchase 108,173 shares of Common Stock that are vested or will vest within 60 days.
(9)

Based on a Form 4/A filed by Mr. Feinberg on or about December 29, 2015. Amount includes 694,968 shares held by Oracle Ten Fund Master, L.P. (“Ten Fund”); 4,119,050 shares held by Oracle Partners, LP. (“Partners”); 676,011 shares held by Oracle Institutional Partners, L.P. (“Institutional Partners”); 63,836 shares held by Oracle Investment Management, Inc. Employees’ Retirement Plan (“Retirement Plan”); 11,703 shares held by The Feinberg Family Foundation (“Foundation”); and 73,079 shares directly owned by him. Mr. Feinberg serves as the managing member of Oracle Associates, LLC, the general partner of Partners and Institutional Partners, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Partners and Institutional Partners. Mr. Feinberg is the sole shareholder, director and president of Oracle Investment Management, Inc., which serves as investment manager to Ten Fund and the Retirement Plan, and accordingly, may be deemed to be the beneficial owner of the shares beneficially owned by Ten Fund and the Retirement Plan. Mr. Feinberg is the trustee of the Foundation, and accordingly may be deemed to be the beneficial owner of the shares beneficially owned by the Foundation. Mr. Feinberg disclaims beneficial ownership of all such shares (other than those owned directly by him) except to the extent of his pecuniary interest therein.

(10)

Amount includes 4,119,050 shares held by Partners and 676,011 shares held by Institutional Partners. Oracle Associates, LLC is the general partner of Partners and Institutional Partners, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Partners and Institutional Partners. Oracle Associates, LLC disclaims beneficial ownership of all such shares except to the extent of its pecuniary interest therein.

(11)	The address of the principal business office of such persons is 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as relating to the interests held by such persons through their respective beneficial ownership of the shares of our Common Stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management,” none of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Amendment.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If you and one or more stockholders share the same address, it is possible that only one copy of this Information Statement was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of this Information Statement to you if you call or write us at our principal executive offices at 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714 Attn: Secretary; telephone: (520) 365-3100. If you want to receive separate copies of any information statement in the future, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

EXPENSE OF INFORMATION STATEMENT

The expenses of preparing and mailing this Information Statement will be borne by the Company. Copies of this Information Statement may be obtained at no charge by writing us at: Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attn: Steven Reichling, Chief Financial Officer. The Information Statement is also available at: http://www.acceleratediagnostics.com.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and registration statements with the Securities and Exchange Commission (“SEC”). These filings are available to the public via the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Accelerate Diagnostics, Inc.

/s/ Lawrence Mehren
Lawrence Mehren
President and Chief Executive Officer
February 11, 2016

ANNEX A

ACTION BY WRITTEN CONSENT

OF THE

STOCKHOLDERS

The undersigned, consisting of the stockholders of Accelerate Diagnostics, Inc., a Delaware corporation (the “Corporation”), holding a majority of the outstanding shares of the Corporation’s capital stock entitled to vote on the matters described herein, hereby consent to the following resolutions, by written consent in lieu of a meeting, pursuant to Section 228 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation:

Approval of Charter Amendment; Increase in Authorized Common Stock

WHEREAS, the Corporation desires to amend its Certificate of Incorporation to increase the number of authorized but unissued shares of common stock of the Corporation, par value $0.001 per share (“Common Stock”);

WHEREAS, the Board of Directors of the Corporation (the “Board”) has approved, declared the advisability of and recommended that the Corporation’s stockholders approve a proposed amendment to the Certificate of Incorporation in substantially the form attached hereto as Exhibit A (the “Charter Amendment”), which Charter Amendment would (i) increase the total number of authorized shares of the Corporation’s capital stock to 80,000,000 shares and (ii) increase the number of authorized shares of Common Stock to 75,000,000 shares; and

WHEREAS, by execution of this Action by Written Consent, each of the undersigned stockholders desires to approve, authorize, ratify and confirm the Charter Amendment.

NOW, THEREFORE BE IT RESOLVED, that the Charter Amendment, in the form attached hereto as Exhibit A, be, and the same hereby is, approved, authorized, ratified and confirmed in all respects and for all purposes;

FURTHER RESOLVED, that upon receipt of executed counterparts of this written consent from the stockholders holding such number of shares as shall be necessary to approve the Charter Amendment, Lawrence Mehren, Steve Reichling or such other officer(s) designated by them (the “Designated Officers”), be, and each of the Designated Officers acting alone hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take such actions as shall be necessary to effect the filing of the Charter Amendment with the Secretary of State of the State of Delaware, in accordance with the General Corporation Law of the State of Delaware.

General Resolutions

RESOLVED, that all actions taken by the officers and directors of the Corporation, for and on behalf of the Corporation, in connection with or furtherance of the matters described herein, be, and they hereby are, approved, ratified and confirms as the acts of the Corporation; and

RESOLVED, that this Action by Written Consent may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

*****

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ACCELERATE DIAGNOSTICS, INC.

Accelerate Diagnostics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the following resolutions were duly adopted by the Corporation’s Board of Directors, in accordance with the Corporation’s Bylaws and the General Corporation Law of the State of Delaware, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation as follows:

RESOLVED, that the Certificate of Incorporation be amended by deleting the current text of the first paragraph of Article IV (Capital Stock) in its entirety and replacing it with the following text (the “Amendment”):

“The Corporation shall be authorized to issue two classes of shares of capital stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock and Preferred Stock that the Corporation shall have the authority to issue is eighty million (80,000,000), of which seventy-five million (75,000,000) shares shall be Common Stock, par value $0.001 per share, and five million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share.”

FURTHER RESOLVED, any officer of the Corporation is authorized and directed to execute and file the Amendment with the Secretary of State of the State of Delaware and to take such further actions and execute such additional documents and make such additional filings as such officer shall determine to be necessary or appropriate to effectuate the foregoing resolutions.

FURTHER RESOLVED, that all actions heretofore taken by the officers, directors, or agents of the Corporation relating to the foregoing resolutions, be, and they are hereby, approved, adopted, ratified, and confirmed in all respects.

SECOND: The foregoing Amendment to the Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors by written consent in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing Amendment to the Certificate of Incorporation was duly approved by the Corporation’s stockholders by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the undersigned duly authorized officer who declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct to his knowledge.

Dated:             , 2016

ACCELERATE DIAGNOSTICS, INC.

By:
Name:
Title: